Exhibit 3.40

BY-LAWS

OF

Keefe & Keefe Ambulette, Ltd.

A New York Corporation

ARTICLE I – OFFICES [Section 202(9)]*

The registered office of the Corporation in the State of New York shall be located in the City and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of New York as the Board of Directors may, from time to time, determine.

ARTICLE II – MEETING OF SHAREHOLDERS

Section 1 – Annual Meetings: (Section 602 and 603)

The annual meeting of the shareholders of the Corporation shall be held on the date fixed, by the Directors, and each successive annual meeting shall be held within thirteen months after the date of the preceding annual meeting, for the purpose of electing Directors, and transacting such other business as may properly come before the meeting.

Section 2 – Special Meetings: (Section 602 and 603)

(a) Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Certificate of Incorporation, these Bylaws or the Board of Directors. Such meeting shall be held within or without the State of New York.

(b) If, for a period of thirteen months after the formation of the Corporation or the last annual meeting, there is a failure to elect a sufficient number of Directors to conduct the business of the Corporation, the Board of Directors shall call a special meeting for the election of Directors.

(c) If such special meeting as referred to in subsection (b) of this Section of these Bylaws is not called by the Board of Directors within two weeks after the expiration of such period or if it is called, but there is a failure to elect such Directors for a period of two months after the expiration of such period, holders of ten percent of the shares entitled to vote in an election of Directors may, make a written demand to the Corporation to call a special meeting for the election of Directors specifying the date and month of such meeting, which shall not be less than sixty nor more than ninety days from the date of such written demand.

*	All references to Section in these Bylaws refer to those sections contained in the New York Business Corporation Law.

Section 3 – Place of Meetings: (Section 602)

Meetings of shareholders shall be held at the registered office of the Corporation in this State, or at such other places, within or without the State of New York as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation’s registered office in the State of New York.

Section 4 – Notice of Meetings: (Section 605)

(a) Written or printed notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than fifty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the business to be transacted or the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to dissent and receive payment for their shares pursuant to the New York Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder as it appears on the share transfer records of the Corporation.

(b) It shall not be necessary to give notice of an adjourned meeting to the shareholders of record if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

Section 5 – Shareholders’ List: (Section 607 & 624)

(a) After fixing a record date for a meeting, the officer who has charge of the stock ledger of the Corporation, shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the meeting, arranged by voting group with the address of, and the number, class, and series, if any, of shares held by, each shareholder. The shareholders’ list must be produced at any shareholders’ meeting upon the request thereat of any shareholder or prior to the commencement of such meeting of any shareholder of the Corporation entitled to inspect such list under the Business Corporation Law of New York.

Section 6 – Quorum: (Section 608)

(a) Except as otherwise provided herein, or by law, or in the Certificate of incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Certificate of Incorporation”), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 7 – Voting: (Section 612 & 614)

(a) Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, any corporate action (excluding the election of Directors which requires the affirmative vote of a plurality of shares entitled to vote), receiving the affirmative vote of a majority of shares entitled to vote on that matter, represented either in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

Section 8 – Proxies: (Section 609)

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or as a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Section 9 – Action Without a Meeting: (Section 615)

Unless otherwise provided for in the Certificate of Incorporation of the Corporation, any action to be taken at any annual or special shareholders’ meeting, may be taken without a meeting on the unanimous written and signed consent of all the shareholders of the Corporation entitled to vote at such meeting, setting forth the action so taken.

ARTICLE III – BOARD OF DIRECTORS

Section 1 – Number, Term, Election and Qualifications: (Section 701, 702 & 703)

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of at least three Directors, except where all the shares of the Corporation are owned by less than three shareholders, the number of Directors must be equal to or greater than the number of shareholders. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director must be at least eighteen years of age, but need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders’ meeting and at each annual meeting thereafter, unless their terms are staggered in the Certificate of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered in the Certificate of Incorporation or these Bylaws, or until his prior death, resignation or removal.

Section 2 – Duties and Powers: (Section 701)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under New York state law, are in the Certificate of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 – Regular Meetings; Notice: (Section 710 & 711)

(a) A regular meeting of the Board of Directors shall be held either within or without the State of New York at such time and at such place as the Board of Directors shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 – Special Meetings; Notice: (Section 710 & 711)

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, at least two days before the day on which the meeting is held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 – Chairperson:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other Director chosen by the Board of Directors shall preside.

Section 6 – Quorum: (Section 707)

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists.

Section 7 – Manner of Acting: (Section 708)

(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present, shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes and may be stated as such in any document filed with the minutes of the proceedings of the Board of Directors or committee thereof.

(d) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 – Vacancies: (Section 705)

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) The shareholders, not the Board of Directors, may fill vacancies in the Board of Directors occurring in the Board by reason of removal of the Directors without cause, unless the Certificate of Incorporation of the Corporation provides that Directors of the Corporation may also fill such vacancies resulting from removal without cause.

(c) Unless otherwise provided for by statute, the Certificate of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the Directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 – Resignation: (Section 705) A Director may resign at any time upon his written resignation being submitted to the Corporation. Such resignation need not be accepted by the Corporation to be effective, unless otherwise stated in the resignation.

Section 10 – Removal: (Section 706)

(a) One or more or all the Directors of the Corporation may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose; provided, however, such Director shall not be removed if the Corporation’s Certificate of Incorporation states that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section 11 – Compensation: [Section 202(a)(13) and 713]

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 – Committees: (Section 712)

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV – OFFICERS

Section 1 – Number, Qualifications, Election and Term of Office: (Section 715)

(a) The Corporation’s officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation may consist of a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as the Board of Directors may determine from time to time. Any two or more offices may be held by the same person, except for the offices of president and secretary which must be held by separate people, unless all of the issued and outstanding stock of the Corporation is owned by one person; then such person may hold all or any combination of offices of the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 – Resignation: (Section 716)

Any officer may resign at any time by giving written notice of such resignation to the Corporation. The validity of such resignation is effective when given to the Corporation, regardless of whether or not the Board of Directors has accepted such resignation or if a successor has been appointed.

Section 3 – Removal: (Section 716)

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 – Vacancies: (Section 715)

(a) A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.

Section 5 – Bonds: [Section 202(a)(13)]

The Corporation may require any or all of its officers to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 6 – Compensation: (Section 715)

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V – SHARES OF STOCK

Section 1 – Certificate of Stock: (Section 508)

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificates shall state upon the face thereof:

(i) that the Corporation is formed under the laws of the State of New York;

(ii) the name of the person or persons to whom such shares are issued;

(iii) the number and class of shares, and the designation, if any of the series which such certificate represents; and

(iv) that such shares are transferable in the manner proved by law and in these Bylaws; and

(c) Certificates shall be signed (either manually or by facsimile), by the Chairperson, Vice-Chairperson, President or Vice-President and Secretary or an Assistant Secretary or the Treasurer or Assistant Treasurer, and may be sealed with the corporate seal of the Corporation or a facsimile thereof. The signatures of the officers designated herein may be facsimiles if:

(i) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or

(ii) the shares are listed on a registered national security exchange.

(d) In case any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(e) Certificates shall be issued in such form not inconsistent with the Certificate of Incorporation and as shall be approved by the Board of Directors. Such certificates shall be numbered and registered on the books of the Corporation, in the order in which they were issued.

(f) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 – Lost or Destroyed Certificates: (Section 508)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost. The Board of Directors may require the owner of such lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate before issuing a new certificate or certificates in place of any certificate or certificates issued by the Corporation allegedly lost or destroyed.

Section 3 – Transfers of Shares: (Section 508)

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 – Record Date: (Section 604)

(a) The Board of Directors may fix, in advance, which shall not be more than fifty, nor less than ten days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders of record for any other purpose shall be at the close of business on the date on which the resolution of the Directors relating thereto is adopted.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI – DIVIDENDS (Section 510)

Subject to applicable law and the Certificate of Incorporation, dividends may be declared and paid out of earned surplus only, in such amounts, and at such time or times as the Board of Directors may determine, so long as the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

ARTICLE VII – FISCAL YEAR [202(a)(16)]

The fiscal year of the Corporations shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII – CORPORATE SEAL [Section 202(a)(3)]

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.

ARTICLE IX – AMENDMENTS (Section 601)

Section 1 – Initial Bylaws:

The initial Bylaws of the Corporation shall be adopted by the Incorporator or Incorporators at its organizational meeting.

Section 2 – By Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 3 – By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE X – WAIVER OF NOTICE

(a) Shareholders: (Section 606)

Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws to the shareholders of the Corporation of a meeting of shareholders, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any shareholder, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof, prior to the conclusion of the meeting.

(b) Directors: (Section 711)

Whenever any notice is required to be given by law, the Certificate of Incorporation or these Bylaws to the Directors of the Corporation of a special meeting of the Board of Directors, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any shareholder, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof prior to the commencement of the meeting.

ARTICLE XI – INTERESTED DIRECTORS: (Section 713)

(a) No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers, are directors or officers, or have a financial interest, when such Director or officer is present at or participates in the meeting of the Board of committee which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(ii) the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders.

(b) Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors’, committee or shareholders’ meeting authorizing the contract or transaction.

FIRST AMENDMENT TO THE

BYLAWS

OF

KEEFE & KEEFE AMBULETTE, LTD.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of September 27, 1997:

RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

Exhibit A

1. Section 1(a) of Article III of the By-Laws of the Corporation is hereby amended in its entirety to read as follows:

“(s) Number. The board of directors shall consist of such number of directors, not fewer than one (1) nor more than fifteen (15), as may be determined from time to time by the board of directors. A director must be at least eighteen years of age, but need not be a shareholder of the Corporation.”